Contact: Gregg Hibbeler, 913.367.1480
gregg.hibbeler@mgpingredients.com
or
Steve Pickman, 913.367.1480
         steve.pickman@mgpingredients.com

For Immediate Release

MGP Announces Results of Annual Shareholders’ Meeting

Atchison, Kan., May 19, 2016-MGP Ingredients, Inc. (Nasdaq/MGPI), a leading supplier of premium distilled spirits and specialty wheat proteins and starches, today announced the voting results of matters considered during the company’s annual meeting of shareholders in Atchison.

Shareholders elected the nine unopposed board of director nominees. Shareholders also ratified the appointment of the company’s independent accounting firm, approved amendments to the company’s 2014 Equity Incentive Plan, and adopted an advisory resolution regarding the compensation of named officers. The meeting was chaired by Board Chairperson Karen Seaberg.

In addition, MGP provided a webcast of a management report to shareholders from President and CEO Gus Griffin. Griffin reviewed the company’s strong financial results for fiscal 2015 and first quarter of 2016, and reflected on the significance of MGP’s 75th anniversary, which is being celebrated this year. He also provided a recap of the company’s strategic plan, highlighting advances made in each of the following individual growth strategies which comprise the plan:

1.	Maximizing the value of the company’s production capacity

2.	Capturing a larger share of the value chain

3.	Investing to support growth

4.	Continuing strong risk management discipline

5.	Building the MGP brand

In noting the company’s accomplishments against its strategies and robust financial performance, Griffin stated, “As evidenced by our recent successes, we are making great strides in building our legacy and adhering to our mission to consistently deliver superior financial results. Just like the past 75 years, the future is certainly not without risk and volatility, but we are confident in our ability to continue to deliver long-term growth for our shareholders.”

The meeting of shareholders and management’s report to shareholders was webcast and continues to be available on the Investor Relations page of the company’s website at www.mgpingredients.com. Replays of these events will continue to be available on the company’s website for one year.

-more-

ADD 1-MGP Announces Results

About MGP Ingredients, Inc.
Celebrating its 75th anniversary, MGP is a leading supplier of premium distilled spirits and specialty wheat proteins and starches. Distilled spirits include bourbon and rye whiskeys, gins and vodkas, which are carefully crafted through a combination of art and science and backed by a long history of experience. The company's proteins and starches are created in the same manner and provide a host of functional, nutritional and sensory benefits for a wide range of food products. MGP additionally is a top producer of high quality industrial alcohol for use in both food and non-food applications. The company is headquartered in Atchison, Kansas, where distilled alcohol products and food ingredients are produced. Premium spirits are also distilled and matured at the company’s facility in Lawrenceburg, Indiana. For more information, visit mgpingredients.com.

Cautionary Note Regarding Forward-Looking Statements
This news release contains forward-looking statements as well as historical information.  All statements, other than statements of historical facts, included in this news release regarding the prospects of our industry and our prospects, plans, financial position, business strategy, guidance on growth in operating income, revenue, gross margin, and future effective tax rate may constitute forward-looking statements.  In addition, forward-looking statements are usually identified by or are associated with such words as "intend," "plan," "believe," "estimate," "expect," "anticipate," "hopeful," "should," "may," "will," "could," "encouraged," "opportunities," "potential" and/or the negatives or variations of these terms or similar terminology.  They reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance, and Company financial results and are not guarantees of future performance.  All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement.  Important factors that could cause actual results to differ materially from our expectations include, among others: (i) disruptions in operations at our Atchison facility, Indiana facility, or at the Illinois Corn Processing, LLC ("ICP") facility,  (ii) the availability and cost of grain, flour, and barrels, and fluctuations in energy costs, (iii) the effectiveness of our corn purchasing program to mitigate our exposure to commodity price fluctuations, (iv) the effectiveness or execution of our five-year strategic plan, (v) potential adverse effects to operations and our system of internal controls related to the loss of key management personnel, (vi) the competitive environment and related market conditions, (vii) the ability to effectively pass raw material price increases on to customers, (viii) the positive or adverse impact to our earnings as a result of the ownership of our equity method investment in ICP and the volatility of its operating results, (ix) ICP's access to capital, (x) our limited influence over the ICP joint venture operating decisions, strategies, financial or other decisions (including investments, capital spending and distributions), (xi) our ability to source product from the ICP joint venture or unaffiliated third parties, (xii) our ability to maintain compliance with all applicable loan agreement covenants, (xiii) our ability to realize operating efficiencies, (xiv) actions of governments, (xv) consumer tastes and preferences, and (xvi) the volatility in our earnings resulting from the timing differences between a business interruption and a potential insurance recovery.  For further information on these and other risks and uncertainties that may affect our business, including risks specific to our Distillery Products and Ingredient Solutions segments, see Item 1A. Risk Factors of our Annual Report on Form 10-K/A for the year ended December 31, 2015.

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